UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 10, 2013

The Williams Companies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4174	73-0569878
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Williams Partners L.P.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-32599	20-2485124
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Williams Center, Tulsa, Oklahoma		74172-0172
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	918-573-2000

n/a
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 10, 2013, John R. Dearborn was named Senior Vice President - NGL & Petchem Services of The Williams Companies, Inc. ("Williams") and Williams Partners GP LLC, the general partner of Williams Partners L.P. ("WPZ").

Mr. Dearborn, age 55, most recently served as a senior leader for SABIC, which ranks among the world's top petrochemical companies. Prior to his work with SABIC in Houston, Mr. Dearborn served for a decade in a variety of leadership positions with Dow Chemical and for 20 years in several leadership roles with the Union Carbide Corporation (prior to its merger with Dow).

Mr. Dearborn succeeds Randy M. Newcomer, who has been serving as Interim Senior Vice President - NGL & Petchem Services since Jan. 1, 2013. Mr. Newcomer will continue with Williams as an officer completing current projects and supporting a smooth transition for Mr. Dearborn.

Williams Partners GP LLC is a wholly owned subsidiary of Williams, and Williams owns approximately 68 percent of WPZ, including the general partner interest.

Top of the Form

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WILLIAMS COMPANIES, INC.

By: /s/ Sarah C. Miller
Sarah C. Miller
Corporate Secretary

Dated: April 16, 2013

WILLIAMS PARTNERS L.P.

By: Williams Partners GP LLC, its General Partner

By: /s/ Sarah C. Miller
Sarah C. Miller
Corporate Secretary

Dated: April 16, 2013